Exhibit 10.2

ZEP PROPERTIES

6299-9 Powers Avenue

Jacksonville, Florida 32217

Phone: (904) 737-9644

March 6, 2001

Complient, Inc.

5971 Powers Avenue, Suite #7 & #8

Jacksonville, Florida

FAX# 730-4801

RE:

Rental Space – 5971 Powers Ave. #7 & #8

Jacksonville, Florida

This letter shall serve as written Memorandum expressing the Commencement and Termination dates of the term of the Lease Agreement dated December 21, 2000 due to occupancy of space.

Year of Lease Term

3/01/01-2/29/02

3/01/02-2/29/03

3/01/03-2/29/04

3/01/04 -2/29/05

3/01/05-2/29/06

Base Rent Not

Including Sales Tax

$2,291.67

$2,360.42

$2,431.23

$2,504.17

$2,579.30

Please indicate your agreement to this memorandum by your signature below, and return the signed and dated letter back to my office.

Please feel free to call me if you have any questions at the telephone number listed above.

Sincerely,

/s/  Pamelia D. Wilks

Pamelia D. Wilks

Property Coordinator

/s/  [Authorized Officer]

March 8, 2001

Complient, Inc.

Date

LEASE

THIS LEASE is made and entered into by and between ZEP PROPERTIES (the “Landlord”) and COMPLIENT, INC.  (“The “Tenant”).

In consideration of the mutual promises herein contained, Landlord and Tenant covenant and agree as follows:

1.

PREMISES.  Landlord demises to Tenant and Tenant leases from Landlord space of approximately 5,000 square feet being known as 5971 Powers Avenue, Suite #7 & 8, Jacksonville, Florida.  Tenant has non-exclusive right to use of paved parking areas, except for spaces reserved for other tenants and subject to parking regulations now in effect or adopted by Landlord in the future.  All Landlord’s property is deemed the Premises.

2.

TERM.  The Tenant is to have and hold the Premises for a term of Five (5) years (plus any fractional month if the term hereof commences on other than the first day of the month).

The date the original term commences shall be called the “Commencement Date”.  The Tenant shall, upon demand of the Landlord, execute a written memorandum expressing the commencement and termination dates of the term hereof when such exact dates have been determined.

3.

RENT.  Tenant shall pay to Landlord:

A.

Monthly installments in the amounts and for the periods of time indicated below, each in advance on the first day of each and every month of the lease term, without demand and without set-off, with the first such payment being payable on the Commencement Date of this Lease.  Tenant shall pay, also, applicable Florida State sales tax.  If the Commencement Date is on other than the first day of the month, the rent for such month shall be prorated.

Year of Lease Term

Year 1

Year 2

Year 3

Year 4

Year 5

Base Rent Not

Including Sales Tax

$2,291.67

$2,360.42

$2,431.23

$2,504.17

$2,579.30

B.

Property Taxes/Insurance.  In addition to all other rent payable by Tenant pursuant to this Lease, Tenant shall pay Tenant’s “Percentage Share” of the cost to the Landlord of all the property tax and insurance to all of the property at this location.  Tenant’s Percentage Share shall be determined by the ratio that the square footage of the Premises bears to the square footage of the occupied property.  Payments of Tenant’s Percentage Share shall be paid by Tenant to Landlord no later than ten (10) days after billing to Tenant the amount of Tenant’s Percentage Share.

C.

For each month’s rent which is received by Landlord more than ten (10) days after same is due, the Tenant shall forthwith pay as additional rent a late charge of 5% of past due balance.  Any monies received from the Tenant at any point during the period of the Lease will be applied at Landlord’s discretion towards Tenant’s earliest obligation.

D.

All rental and other sums under the terms of this Lease to be paid by Tenant to Landlord shall be paid in lawful money of the United States of America at the place prescribed under the terms of this Lease for the giving of notices to Landlord.  Tenant shall pay a service charge of $20.00 for handling of any returned check.

E.

Tenant shall pay to Landlord as additional rent for tenant improvements $519.19 a month, plus sales tax for the original 5-year term of this lease.  This shall become due and payable on the first day of each month and each month thereafter.  This payment will be paid in full upon completing the initial 5-year term of this lease.

F.

Option to Renew.  Tenant shall have the option to renew said Lease for an additional five (5) years at a 3% increase per year after the completion of said terms indicated in Section 3A.  Tenant shall give Landlord notice of intent to stay or leave 6 months prior to the end of the original 5 year term.

4.

TENANT’S PROMISES.   Tenant shall:

a.

Not make any changes to Premises without Landlord’s written consent;

b.

Not commit or permit waste;

1.

In the event Landlord must police waste, Tenant shall pay a surcharge immediately to cover costs of cleaning and dumping of waste.

2.

Tenant shall keep parking and outside work areas in good order.

3.

Tenant shall make proper use of dumpsters.

c.

Not assign or sublet this Lease or permit anyone else to use any part thereof without first obtaining written consent of Landlord.  Consent to an assignment shall not relieve Tenant of personal liability hereunder.  Consent will not be unreasonably withheld;

d.

Use Premises in full compliance with all laws and regulations of the municipal, state and federal governments;

e.

Keep Premises free from toxic and hazardous wastes and objectionable noise and odors;

f.

Use the Premises in conformance with the codes of the National Fire Protection Agency;

g.

Not attach anything to exterior without Landlord’s written consent;

h.

Upon demand, admit in writing the status of this Lease;

i.

Subordinate this Lease and execute any and all instruments to effect such subordination to any mortgage(s) or modification(s) thereof hereafter encumbering Premises in which Premises are located, provided such mortgage(s) make provision that as long as Tenant shall discharge Tenant’s obligations hereunder that Tenant’s tenancy will not be affected by any default on such mortgage(s;.

j.

Permit Landlord and Landlord’ s agents to enter premises at all reasonable times to examine and/or repair same;

k.

Pay for all damage caused by fault or neglect of Tenant or Tenant’s agents or employees to extent same is not covered by insurance that may be carried by Landlord;

l.

At end of Lease term vacate and deliver possession in as good condition as at Commencement Date of the Lease term, ordinary wear and tear excepted.  All alterations, additions and improvements to Premises by Tenant shall become property of Landlord at end of Lease term.  If a sign is attached to the exterior of the Premises, it shall not be removed;

m.

Abide by the reasonable rules and regulations governing the use of the parking area and driveways as the same may be adopted by the Landlord from time to time.  Tenant agrees that Tenant will not park nor permit any licensee, invitee or guest of Tenant to park any vehicle in such a manner which would block or impede direct access within the complex where the demised premises are located.  Tenant agrees that any vehicle parked or abandoned overnight without the express written consent of the Landlord may be towed away at Tenant’s expense.

5.

TENANT’S SIGNS.  Tenant shall have the right during the term of this lease to maintain and erect such signs and advertising displays as it deems suitable for the business conducted by Tenant, subject to compliance with all governmental rules, regulations, laws, and ordinances, and providing such signs or displays do not damage the structure, and further providing that Tenant shall be obligated to pay the total cost and expenses of removing said signs and displays at the termination of this lease or any renewal period and repairing or restoring the premises to its condition prior to the erection of such signs or displays.  Notwithstanding, all exterior signs shall be approved by Landlord, in writing, prior to erection.  Such consent will not be unreasonably withheld.

6.

USE OF THE LEASED PREMISES.  Tenant shall, at its own cost and expense, comply with all orders, rules, regulations and requirements of every kind and nature relating to the Premises, now or hereinafter in force and effect, of the Federal, State, Municipal or other governmental authorities, applicable to Tenant’s use and occupancy thereof.  Tenant agrees to indemnify and save harmless the Landlord from and against any and all judgments, decrees, penalties, costs and expenses, by reason of any non-compliance.

7.

TENANT TO PAY ALL EXPENSES.  Tenant shall bear and pay at its sole cost and expense all charges for water, sewer, gas, heat, electricity, telephone, garbage collection and all other utility services used or supplied to or in connection with Tenant’s services or in connection with Tenant’s use of the lease premises if separately metered.

8.

LIENS AND ALTERATIONS.  Tenant may, at its expense, make such alterations and improvements to the lease premises as it may require, provided that the written approval of the Landlord be first obtained, which approval shall not be unreasonably withheld, and that such improvements and alterations are done in a workmanlike manner in keeping with all laws, building codes and regulations and in no way harm the structure of the leased premises.  All alterations, additions, or improvements shall remain in and be surrendered with the premises as a part thereof at the termination of this lease.

The Landlord reserves the right, before approving any such changes, additions, or alterations, to require the Tenant to furnish it a good and sufficient bond, conditioned that it will save Landlord harmless from the payment of any claims, either by way of damages or liens.

All such changes, additions or alterations shall be made solely at the expense of the Tenant; and the Tenant agrees to protect, indemnify and save harmless the Landlord on account of any injury to third persons or property, by reason of any such changes, additions, alterations.  In no event shall Landlord or any of Landlord’s property be liable for or chargeable with any expense or lien for work, labor or materials used in said building or in any improvement, alteration, addition, change or repair thereof at the request of or to discharge the obligation of Tenant and Tenant agrees to indemnify and hold and save harmless Landlord and Landlord’s property on account thereof.

In the event the Tenant fails under this paragraph, Tenant shall be considered in default under this lease with like effect as if Tenant shall have failed to pay a rental payment when due and within any applicable grace period provided for payment of same.  All persons dealing with Tenant are hereby put on notice of these provisions.

9.

MAINTENANCE AND REPAIRS.  During the term of this lease, Landlord shall have no obligation to make any repairs or to maintain any portion of the leased premises, except that Landlord shall have the duty of repairing and maintaining the roof, structure, exterior walls.  Tenant accepts such premises “as is” on the Commencement Date of this lease.

Tenant agrees to keep and maintain all other portions of the leased premises, including, but not limited to all fixtures, systems, plumbing, electrical wiring and equipment, doors, windows and all equipment and appurtenances affixed or used in connection with the leased premises in good and substantial repair and to make all repairs promptly when needed so as to maintain the leased premises in at least the same condition and state of repair as existed at the commencement of this lease (Normal wear accepted).

10.

DAMAGE.  If the building of which Premises are a part is damaged by fire or other casualty to extent of 25% or more, Landlord may, within (15) days thereafter by notice in writing, terminate Lease for remainder of term, in which event, rent shall abate as of the date of such casualty; otherwise, Landlord shall promptly repair same and rent shall be reduced from time of such casualty to completion of repair of same in proportion to the portion of the demised premises (5971 Powers Avenue, Suite 7 & 8) rendered untenantable.

11.

INSURANCE.  Tenant, at Tenant’s sole expense shall maintain on all personal property and plate glass windows and doors on the premises a policy of fire and extended coverage insurance with theft, vandalism and malicious mischief endorsement for at least 100 percent of the full replacement cost of such personal property and plate glass windows and doors.  If Tenant does not obtain such insurance described above, Tenant shall be deemed to have “self-insured” his personal property and the plate glass windows and doors.  Tenant shall be responsible to reimburse Landlord for the cost of replacing damaged plate glass windows or doors.  In the event the Tenant acquired insurance with a duly licensed company, Tenant expressly agrees that the carrier of such insurance shall not be subrogated to any claim of the Tenant against the Landlord, Landlord’s agents or employees.

12.

DEFAULT.  In the event this lease shall be terminated as hereinbefore provided or by summary proceedings or otherwise, or in the event the demised premises or any part thereof shall be abandoned by the Tenant, the Landlord or its agent, servants or representatives, may immediately or at any time thereafter, re-enter and resume possession of said premises or such part thereof, and remove all persons and property therefrom, either by summary dispossess proceedings or by a suitable action or proceeding at law without being liable for any damage therefore.  No re-entry by the Landlord shall be deemed an acceptance of a surrender of this Lease.  In the event this Lease shall be terminated as hereinbefore provided, or by summary proceedings or otherwise, or if the demised or any part thereof shall be abandoned by the Tenant if the Lease be not terminated, or if the lease be terminated.  Landlord may in its own behalf, relet the whole or any portion of said premises for any period equal to or greater or less than the remainder of the term, for any sum which it may deem reasonable, to any Tenant which it may deem suitable and satisfactory and for any use and purpose which it may deem appropriate, and in connection with any such lease the Landlord may make such changes in the character of the improvements of the premises and may grant concessions or free rent as the Landlord may determine to be appropriate or helpful in affecting such lease, without affecting the liability of Tenant hereunder.

In the event the Tenant shall default in the payment of rent or any other sums payable by Tenant herein and such default shall continue for a period of three (3) days, or if the Tenant shall default in the performance of any other covenants or agreements of this Lease and such default shall continue for thirty (30) days or for ten (10) days after written notice thereof, or if the Tenant should become bankrupt or insolvent or any bankruptcy proceedings be taken by or against the Tenant then, and in addition to any and all other legal remedies and rights, the Landlord may declare the entire balance of the rent for the remainder of the term to be due and payable and may collect the same by distress or otherwise and Landlord shall have a lien on the personal property of the Tenant which is located in the leased Premises and, in order to protect its security interest in the same property, Landlord may, without first obtaining a distress warrant, lock up the Premises in order to protect said interest in the secured property, or the Landlord may terminate this Lease and retake possession of the Premises, or enter the Premises and relet the same without termination, in which latter event the Tenant covenants and agrees to pay any deficiency after Tenant is credited with the rent thereby obtained less all repairs and expenses (including the expenses of obtaining possession), or the Landlord may resort to any two or more of such remedies or rights, and adoption of one or more such remedies or rights shall not necessarily prevent the enforcement of others concurrently or thereafter.  Any monies received from the Tenant at any point during the period of the Lease will be applied at Landlord’s discretion towards Tenant’s earliest obligation.  The Tenant hereby expressly waives any and all rights of redemption, if any, granted by or under any present or future law in the event the Tenant shall be evicted or dispossessed for any cause or in the event the Landlord shall obtain possession of the premises by virtue of the provisions of this lease or otherwise.

The non-prevailing party covenants and agrees to pay reasonable attorney’s fees and costs and expenses of Landlord, including court costs, if the Landlord employs an attorney to collect rent or enforce rights of the Landlord herein in event of any breach as aforesaid and the same shall be payable regardless of whether collection or enforcement is effected by suit or otherwise.  If Tenant prevails in a lawsuit between Landlord and Tenant involving this lease, Tenant shall be entitled to recover its reasonable attorneys fees from Landlord.

Tenant covenants that upon the expiration, termination, or cancellation of this Lease, whether by lapse of time or otherwise, it will at once peaceably and quietly deliver up to Landlord all of the leased premises, including all buildings and improvements thereon, in as good state and condition as reasonable use, wear and tear and natural depreciation will have permitted.  Nothing in this paragraph shall be construed to relieve or release the Tenant from any of its obligations for maintenance and repair under the terms of this lease or from any of its other obligations hereunder.

In the event Tenant shall fail to pay any assessments or provide or pay for insurance required hereby to be paid for or provided by Tenant or shall fail to construct, install and pay for improvements in the leased premises in accordance with its obligations under the terms of this lease or shall fail to pay other charges or otherwise default in its obligations hereunder in such a manner which, in the determination and discretion of the Landlord would operate to affect, depreciate or diminish the property rights of the Landlord or the interest of the Landlord waiving this lease, then the Landlord may, at its option, without thereby waiving the default of the Tenant, make any payment or perform and such obligation of the Tenant, and all expenditures made by Landlord in that regard shall draw interest at the rate of eighteen percent (18%) per annum or the highest interest rate allowed by law, or whichever interest rate is higher and the amount of such expenditures and interest thereof shall be repaid to the Landlord by the Tenant within five (5) days after notice is given to Tenant and failure so to make such deposit shall constitute an additional default on the part of the Tenant.

13.

WAIVER BY LANDLORD.  Failure of Landlord to insist, at any time, upon strict performance of any promise by Tenant or to exercise any option herein, shall not be construed as a waiver for the future of such promise or option.  Receipt by Landlord of rent with knowledge of breach of any promise or condition shall not be claimed a waiver of such breach, and no waiver by Landlord shall be deemed to have been made unless expressed in writing and signed by Landlord.

14.

NOTICES.  All notices desired to he given hereunder shall be in writing and shall be deemed given if delivered or mailed by United States registered or certified mail, return receipt requested, postage and charge prepaid thereon to carry it to its addressed destination, said notices to be addressed as fo1lows:

TO LANDLORDS:

6299-9 Powers Avenue

Jacksonville, Florida 32217

TO TENANT:

At the premises herein demised.

All notices shall be deemed received upon delivery or mailing in the manner above-provided.  Either Landlord or Tenant may change the place to which notice to that party shall thereafter be given and addressed by giving written notice to the other parties in the manner set forth above.

15.

INDEMNIFICATION.  Tenant hereby indemnifies and saves Landlord harmless from and against any and all c1aim and demands for, or in connection with, any accident, injury or damage whatsoever caused to any person or property arising directly or indirectly, out of the business conducted in the demised premises or occurring in, on or about the demised premises or any part thereof or on the sidewalks and parking area adjoining the same, or arising from any act or omission of Tenant or any concessionaire or sublessee or their respective licensees, servants, agents, employees or contractors, and from and against any and all costs, expenses and liabilities incurred in connection with any such claim or proceeding brought thereon, except for claim or loss due to the sole negligence or willful act of Landlord or Landlord’s agents.

16.

SECURITY AND ASSIGNMENT BY LANDLORD.  Tenant has deposited with Landlord $2,400.00 (with $1,300.00 being transferred from 6005 Powers Avenue, Suite #103 & 104 (F), and lease which is presently in effect for 6005 Powers Avenue, Suite #103 & 104(F) will become null and void) security for the faithful performance and observance by Tenant of the terms and conditions of this Lease.  It is agreed that in the event Tenant defaults on any of the terms, provisions and conditions of this Lease, including, but not limited to, the payment of rent and additional rent, Landlord may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any rent and additional rent or any other sum as to which Tenant is in default or for any sum which Landlord may expend or may be required to expend by reason of Tenant’s default in respect of any of the terms, covenants and conditions of this Lease, including but not limited to, any damages or deficiency in the re-letting of the Premises, whether any damages or deficiency accrued before or after summary proceedings or other re-entry by Landlord.  In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this Lease, the security shall be returned to Tenant within fifteen (15) days after the date fixed as the end of the Lease, and after delivery of entire possession of the Premises to Landlord.

Landlord shall have the right to transfer and assign, in whole or in part, all and every feature of its rights and obligations hereunder and in the building and property referred to herein, and howsoever made, shall be in all things respected and recognized by Tenant.  In the event of a sale, assignment of lease of the land or building or Landlord’s leasehold interest, Landlord shall have the right to transfer the security to the vendee, or assignee, and Landlord shall thereupon be released by Tenant from all liability for the return of such security and for the performance of the terms and conditions hereunder, and Tenant agrees to look solely to the new Landlord for the return of said security and for the performance of the terms, covenants and conditions of this Lease to be performed by Landlord.

It is agreed that the provisions hereof shall apply to every transfer or assignments made of the security to a new Landlord.  Tenant further covenants that it will not assign or encumber the monies deposited herein as security and that neither Landlord nor its successors or assigns shall be bound by any such assignment or encumbrance.  Landlord shall not be required to keep the security in a segregated account and the security may be commingled with other funds of Landlord, and in no event shall Tenant be entitled to any interest on the security, unless specifically required by law.

17.

CONDEMNATION.  In the event the demised Premises be taken over by any governmental or other duly constituted public or quasi-public authority by right of eminent domain, condemnation proceedings or otherwise, Landlord shall not be liable to Tenant for any damages suffered by Tenant thereby.  All compensation awarded or paid for the loss of the Premises or a part thereof shall belong to the Landlord, but Tenant may prosecute a claim directly against the condemning authority for loss of business or personal property.  In the event of such taking, this Lease shall terminate upon the later of the vesting of title or transfer of possession.  All prepaid rent and prepaid additional rent, if any, however, shall be apportioned and returned to Tenant from the date possession is surrendered under such proceedings, unless this Lease shall have been sooner terminated as herein provided, in which event the prepaid rent and additional rent, if any, shall be prorated and returned to Tenant as of the date of such termination.

In the event a portion of the Premises is taken by condemnation which renders the Premises remaining unsuitable for the conduct of Tenant’s business, then Tenant shall also have the right and option to terminate this Lease upon the later of the vesting of title of transfer of possession.

A partial taking of the Premises shall be deemed to render the Premises unsuitable for the conduct of Tenant’s business if loss of access to the Premises should occur.

If this Lease is not terminated due to a partial taking, then as of the taking of possession by condemnor, the rent herein shall he reduced in the proportion that the value of the Premises taken bears to the value of the entire Premises immediately prior to said partial taking, and the Landlord shall repair and restore the Premises remaining as near as practical to the condition that existed prior to said taking at Landlord’s sole cost and expense.

Nothing in this Article shall in any way extinguish or diminish the benefits accruing to Landlord under such eminent domain proceedings or any settlement in lieu thereof, and Tenant shall not be entitled to any benefits accruing to the Landlord under such eminent domain proceedings or settlement, but Tenant reserves all rights to be paid those benefits to which a Tenant is entitled pursuant to law under the proceedings including, if applicable, recovery for leasehold improvements and Tenant’s moving and relocation expenses and business damages.

18.

RADON GAS.  Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time.  Levels of radon that exceed federal and state guidelines have been found in buildings in Florida.  Additional information regarding radon and radon testing may be obtained from your county public health unit.

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals this 21st day of December, 2000.

Signed, sealed and delivered

in the presence of:

____________________________________

____________________________________

As to Landlord

____________________________________

____________________________________

As to Tenant

LANDLORD

ZEP PROPERTIES

By:  /s/  Pamelia D. Wilks

TENANT

COMPLIENT, INC.

By:  /s/  [Authorized Officer]